EXHIBIT 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Transnational Automotive Group, Inc. on Form 10-QSB for the quarter ended November 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of Transnational Automotive Group, Inc. hereby certifies, to such officers’ knowledge, that this Quarterly Report on Form 10-QSB of Transnational Automotive Group, Inc. for the quarter ended November 30, 2007 fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Transnational Automotive Group, Inc.

Dated: January 21, 2008

/s/ Ralph J. Thomson
Ralph J. Thomson
Chief Executive Officer

/s/ Seid Sadat
Seid Sadat,
Chief Financial Officer